Comiskey & Company Professional Corporation

June 21, 2013

U.S. Securities and Exchange Commission
100 F. Street, NE
Washington, DC 20549

Re: Wireless Attachments, Inc. — SEC File No. 333-175825

Gentlemen:

We have read the statements of Wireless Attachments, Inc. in Items 4(a) on Form 8-K to be filed on or about June 24, 2013 and are in agreement with such statements.

Comiskey & Company
PROFESSIONAL CORPORATION

Certified Public Accountants & Consultants
7900 East Union Ave • Suite 150 • Denver, CO 80237
(303) 830-2255 • Fax (303) 830-0876 • info@comiskey.com • www.comiskey.com